UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) - October 26, 2005

                              RF MONOLITHICS, INC.
               (Exact name of Registrant as Specified in Charter)

         Delaware                     0-24414                    75-1638027
(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)             File Number)             Identification No.)

                      4441 Sigma Road, Dallas, Texas 75244
               (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (972)-233-2903


                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On October 26, 2005 the Compensation Committee (the "Compensation Committee") of the Board of Directors of RF Monolithics, Inc. ("RF Monolithics" or the "Company") took the following actions:

     Approval of Omnibus Cash Incentive Plan of 2005
     -----------------------------------------------

     The Compensation Committee approved the RF Monolithics Omnibus Cash Incentive Plan of 2005 (the "OCIP") which is effective immediately. The OCIP is filed with this report as Exhibit 10.99. Below is a summary of the OCIP, which is qualified in its entirety by reference to the full text OCIP.

     The OCIP is a vehicle for all cash-based incentive plans of RF Monolithics. It provides for the adoption of incentive plans for some or all employees to encourage outstanding individuals to accept or continue employment with RF Monolithics and to furnish maximum incentive to those persons to improve operations and increase both revenues and profits.

     The OCIP provides specifically for awards under other plans such as the Company's Management Incentive Plan ("MIP"), also adopted today for senior management, as well as other Cash Awards to any employee or group of employees pursuant to performance-based incentives. The OCIP authorizes the adoption of incentives on successive one year or multi-year performance cycles.

     The OCIP provides a comprehensive statement of the rights and obligations of the recipients of incentives and the Company in areas such as Section 162(m) of the Internal Revenue Code of 1986 and the parties' rights and obligations upon a change of control or termination of employment.

      Approval of RF Monolithics Management Incentive Plan of 2005
      ------------------------------------------------------------

     The Compensation Committee approved the RF Monolithics Management Incentive Plan of 2005 (the "MIP"), which is effective immediately. The MIP is filed with this report as Exhibit 10.100. Below is a summary of the MIP, which is qualified in its entirety by reference to the full text of the MIP.

     The MIP provides a more comprehensive statement of the management incentive plan heretofore utilized on an annual basis to attract, motivate and retain key management personnel. The Compensation Committee will approve performance based standards annually, which may include a variety of measures of performance.

     Management-level employees of RF Monolithics or a subsidiary, as recommended by the Chief Executive Officer and approved by the Compensation Committee, are eligible to participate in the MIP. The Chief Executive Officer is also eligible to participate as approved by the Committee.

     A participant's target award is established at the commencement of a performance period. The award earned will be based on the achievement of stated performance goals. Performance measures for each cycle will be determined by the Compensation Committee based on quarterly and cumulative sales growth and quarterly cumulative improvement in economic profit during each one-year performance cycle of the Company. Economic profit is defined as net income before or after tax, as specified by the Committee. Performance measures also may include success in implementing RF Monolithics' strategic business plan, including without limitation success in increasing of sales in particular product lines. The Committee also may include performance of a specific function for which the participant has responsibility and may delegate to the Chief Executive Officer the determination of a participant's effectiveness with respect to such function (however, the Chief Executive Officer's functional performance shall be determined by the Committee).

     The Compensation Committee may reduce the amount of the payment to be made pursuant to the MIP to any participant who is or may be a "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code at any time prior to payment as a result of the participant's performance during the performance cycle. The Chief Executive Officer may adjust the amount of the payment to be made pursuant to the MIP to any other participant at any time prior to payment as a result of the participant's performance during the performance cycle; provided, however, that any such adjustment may not result in a payment to the participant in excess of the participant's maximum award under the MIP (which is fixed annually) and any such adjustment to a payment to an officer of the Company will be subject to the approval of the Committee.

9.01 Financial Statements and Exhibits

     (c) Exhibits.
         Exhibit  Description
         -------  -----------

          10.99   RF Monolithics Omnibus Cash Incentive Plan of 2005.

         10.100   RF Monolithics Management Incentive Plan of 2005.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                    RF MONOLITHICS, INC.


                                                    By: /s/ Harley E Barnes, III
                                                        ------------------------
                                                        Harley E Barnes, III
                                                        Chief Financial Officer


Date: October 27, 2005

                                  EXHIBIT INDEX

    Exhibit  Description
    -------  -----------
     10.99   RF Monolithics Omnibus Cash Incentive Plan of 2005.

    10.100   RF Monolithics Management Incentive Plan of 2005.